UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2018

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Over-Allotment Option Exercise

On October 3, 2018, Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), completed the sale of 3,800,000 shares of common stock at a purchase price of $.24 per share in connection with the exercise of the over-allotment option by A.G.P./Alliance Global Partners, as representative of the underwriters of the Company’s previously announced public offering of common stock, convertible preferred stock and warrants to purchase common stock (the “Offering”).

Nasdaq Compliance

On April 9, 2018, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000. The letter noted that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 reported stockholders’ equity of $857,000. Nasdaq subsequently provided the Company with 180 calendar days, or until October 8, 2018, to regain compliance with the minimum stockholders’ equity standard.

On September 25, 2018, the Company announced the completion of the Offering. With the exercise of the over-allotment option, the aggregate net proceeds of the Offering to the Company, after deducting underwriting discounts and commissions and other expenses, were approximately $9,400,000. As a result of the Offering, the Company believes that as of the date hereof it has regained compliance with the minimum stockholders’ equity requirement. Nasdaq will continue to monitor the Company’s ongoing compliance with Nasdaq Listing Rule 5550(b) (1) and, if at the time of the Company’s next periodic report or thereafter it does not evidence compliance with the stockholders’ equity requirement or otherwise fails to comply with Nasdaq’s requirements for continued listing, Nasdaq may take steps to de-list the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
	Name:	Sunil Bhonsle
	Title:	Chief Executive Officer and President

Dated: October 3, 2018